UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  November 19, 2010;
                                                   September 30, 2010
                                                   ----------------------------

                             HIGH PLAINS GAS, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)

           Nevada                      333-125068             26-3633813
-----------------------------  ------------------------  -------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)


                    6800 Force Rd., Gillette, Wyoming  82718
                    ----------------------------------------
          (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code: (307) 686-5030

                          Northern Explorations, Ltd.
                          ---------------------------
         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

High Plains Gas, Inc. (formerly Northern Explorations, Ltd.), ("High Plains Gas" or the "Company") a Nevada Corporation, entered into a Reorganization Agreement with High Plains Gas, LLC, a Wyoming limited liability company ("HPGLLC"), dated July 28, 2010 and with final signatures received on July 29, 2010, as amended September 13, 2010.

On October 18, 2010, the Company completed the reorganization with HPGLLC as reported in that certain Form 8-K filed on October 22, 2010.

Operations and Convertible Note Purchase Agreement
--------------------------------------------------

On September 30, 2010, the Company entered into an Operations and Convertible Note Purchase Agreement (the "Operating Agreement") with Current Energy Partners Corporation, a Delaware Corporation ("Current") and its wholly owned subsidiary CEP M Purchase LLC ("CEP").

In accordance with the terms of the Operating Agreement, the Company purchased a Convertible Note from Current. The proceeds from the Convertible Note are to be used by Current through its subsidiary CEP to purchase a significant resource base and land position from Pennaco Energy, Inc. ("Pennaco"), a wholly owned subsidiary of Marathon Oil Company. The assets consist of Pennaco's "North & South Fairway" assets located in the Powder River Basin. These properties represent a significant resource base and land position, encompassing approximately 155,000 net operated acres (the "Assets"). The anticipated acquisition includes the operational capacities including flow lines, transportation rights and production wells (both active and idle). The transaction does not anticipate any transfer of deep oil rights, but is focused upon mineral rights between the surface and depth above the base Tertiary Paleocene Fort Union Formation generally above 2,500 feet. Current and CEP are scheduled to close the purchase of the Asset by the end of November 2010.

Under the Operating Agreement, the Company has been appointed to perform the operating duties with respect to the assets as specified in the underlying Purchase and Sale Agreement executed on July 21, 2010 by and among Current, CEP and Pennaco (the "Pennaco Agreement").

The Convertible Note was purchased for a total of $3,550,000 and for providing assistance with CEP's bonding requirements.

On November 19, 2010, the Convertible Note was converted into a 51% membership interest in CEP, giving the Company effective control of CEP.

Option  Agreement
-----------------

On October 31, 2010 the Company entered into an Option Agreement with Current pursuant to which the Company was granted an option to purchase the remaining 49% interest in CEP for a total consideration of $1,500,000 and 11,250,000 newly issued shares of common stock of the Company. Those shares shall be increased in the event of a stock dividend or other reorganization of the Company consistent with such dividend or reorganization. The option expires on January 31, 2011.

Upon exercise of the option as well as conversion of the Convertible Note referenced above, the Company would become 100% owner of CEP, which would essentially constitute 100% ownership of the underlying assets.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

High Plains Gas, Inc. includes by reference the following exhibits:

10.1 Amended and Restated Operations and Convertible Note Purchase Agreement dated as of September 30, 2010 by and among High Plains Gas, LLC, Current Energy Partners Corporation and CEP-M Purchase, LLC.

10.2 Option Agreement dated October 31, 2010 by and between High Plains Gas, LLC, and Current Energy Partners Corporation.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIGH  PLAINS  GAS,  INC.
                              ------------------------



Date:  November  19,  2010    By:     \s\ Mark  D.  Hettinger
                                      -----------------------
                              Name:     Mark  D.  Hettinger
                              Title:     CEO  and  Director
                              Principal  Executive  Officer


Date:  November  19,  2010    By:     \s\ Joe  Hettinger
                                      ------------------
                              Name:     Joe  Hettinger
                              Title:     CFO  and  Director
                              Principal  Financial  Officer